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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 12, 2006
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                                 WORLD AM, INC.
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               (Exact Name of Company as Specified in Its Charter)

        Nevada                     0-30639                      90-0142757
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   (State or Other         (Commission File Number)         (I.R.S. Employer
   Jurisdiction of                                         Identification No.)
    Incorporation)

 4040 MacArthur Boulevard, Suite 240, Newport Beach, California       92660
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             (Address of Principal Executive Offices)               (Zip Code)

         Company's telephone number, including area code: (949) 955-5355
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      Between November 12, 2006 and January 18, 2007, the Company sold a total of 31 units to a total of 18 investors, each unit consisting of 5,000,000 restricted shares of common stock (for a total of 155,000,000 shares of common stock) and a warrant to purchase 1,250,000 restricted shares of common stock (exercisable for a period of three years at $0.02 per share), for a total consideration of $775,000.

      To date, no commissions have been paid in connection with these sales (although the private placement memorandum in connection with this offering discloses that commissions may be paid). These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933. Each of the transactions did not involve a public offering and each of the investors represented that he/she/it is an "accredited" investor as defined in Rule 502 of Regulation D.


                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         World Am, Inc.



Dated: January 22, 2007                  By: /s/ Robert A. Hovee
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                                             Robert A. Hovee,
                                             Chief Executive Officer


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